Exhibit 99.1

NEWS RELEASE

CONTACT:

Bob Aronson
Director of Investor Relations
(800) 579-2302
(baronson@stagestores.com)

FOR IMMEDIATE RELEASE

STAGE STORES ANNOUNCES FOURTH QUARTER RESULTS; PROVIDES OUTLOOK FOR FISCAL 2003 FIRST QUARTER

-- Company Reports Fourth Quarter Earnings of $0.81 Per Share and Full Year Earnings of $2.60 Per Share --

HOUSTON, TX, March 13, 2003 -- Stage Stores, Inc. (Nasdaq: STGS) today announced results for the fourth quarter and full year ended February 1, 2003, and provided the Company's outlook for the first quarter ending May 3, 2003.

Fourth Quarter Results

For the fourth quarter ended February 1, 2003, net income was $16.1 million, or $0.81 per diluted share, compared to $15.8 million, or $0.77 per diluted share, for the prior year fourth quarter. This year's diluted earnings per share represent a 5.2% increase over last year's diluted earnings per share. Total sales for the 13-week period decreased 4.4% to $256.9 million from $268.7 million last year. Comparable store sales decreased 6.8% during the quarter.

Commenting on the fourth quarter results, Jim Scarborough, Chairman, President and Chief Executive Officer, stated, "The fourth quarter was a very challenging period in which sales clearly did not meet our expectations. Some of the key factors affecting our sales during the quarter were the weak economic environment and low consumer confidence. On the positive side, the impact of lower sales was offset by lower inventory shrink expense, higher income from our credit card program and lower incentive compensation expense. Inventory shrink benefited from our investments in equipment, enhanced loss prevention training and improved procedures, while our net credit income continued to benefit from the policy change implemented September 1, 2002 regarding late fee assessments."

--more--

Stage Stores Announces
Fourth Quarter Results; Provides
Outlook for Fiscal 2003 First Quarter

Page - 2

Full Year Results

Net income for the full year ended February 1, 2003 was $54.4 million, or $2.60 per diluted share. Total sales increased 2.3% to $875.6 million from $855.6 million in the year-ago period. Comparable store sales increased 1.6% during the year.

As previously reported, actual results for the 2001 fiscal year include certain charges and expenses, as well as an extraordinary item, related to the Company's Chapter 11 reorganization activities and subsequent emergence from bankruptcy. The Company's net loss for the 2001 fiscal year, before the extraordinary item, was $11.6 million, or $0.58 per diluted share. Net income for the 2001 fiscal year after the extraordinary item was $254.4 million, or $12.74 per diluted share.

"We are pleased with our solid financial results for fiscal 2002 and with the successful completion of our important operational initiatives during the year", stated Mr. Scarborough. "Supported by total capital expenditures of approximately $44.0 million, we made significant investments and operational improvements in our stores, our information technologies, our distribution processes and in loss prevention. We opened 14 new stores, remodeled 12 stores and completed the roll out of new point-of-sale systems. Additionally, we installed a new warehouse management system, new loss prevention equipment and an upgraded mainframe computer system. Our operational initiatives were all undertaken to further strengthen our processes and to help support our long term sales and profitability growth."

First Quarter 2003 Outlook

Commenting on the Company's first quarter outlook, Mr. Scarborough stated, "Based on the weak economy, low consumer confidence and global uncertainty, we are cautious in our outlook for the first quarter. Further, our perception of the current mood of the consumer is that it will probably not measurably improve until some time in the second half of the year. Based on our expectations of a challenging and difficult economic environment in the near term, our outlook is for comparable store sales for the first quarter to be down 4.0% to 7.0%. Within the quarter itself, we expect that the calendar shift in the Easter holiday from the March period last year to the April period this year will negatively impact comparable store sales comparisons for the 5-week March period ending April 5, 2003, but will be beneficial to comparable store sales in the 4-week April period ending May 3, 2003."

--more--

Stage Stores Announces
Fourth Quarter Results; Provides
Outlook for Fiscal 2003 First Quarter

Page - 3

Mr. Scarborough concluded, "We currently anticipate that our net income for the first quarter will be in a range of $15.5 million to $16.5 million, or earnings of $0.80 to $0.85 per diluted share using an estimated diluted share count of 19.4 million shares. This compares to earnings of $17.8 million, or $0.82 per diluted share, for the prior year first quarter."

Conference Call Information

The Company will host a conference call today at 11:00 a.m. Eastern Time to discuss the fourth quarter's results as well as its outlook for the first quarter of the 2003 fiscal year. All interested parties can listen to a live web cast of the Company's conference call by logging on to the Company's web site at stagestoresinc.com and then clicking on the web cast link under the Investor Relations tab. As an alternative, individual investors and other interested parties can listen to the conference call web cast by logging on to companyboardroom.com, while institutional investors, who are members, can access the call through streetevents.com. A replay of the conference call will be available online at each web site until midnight on March 21, 2003.

Stage Stores, Inc. brings nationally recognized brand name apparel, accessories, cosmetics and footwear for the entire family to small towns and communities throughout the south central United States. The company currently operates 354 stores in 13 states under the Stage, Bealls and Palais Royal names.

On the effective date of the Company's Plan of Reorganization, August 24, 2001, Stage Stores, Inc., a Delaware corporation, merged into its wholly-owned subsidiary, Specialty Retailers, Inc. (NV), a Nevada corporation (the "Merger Date"). On the Merger Date, Specialty Retailers, Inc. (NV), the surviving corporation, changed its name to Stage Stores, Inc. For all periods referenced, Stage Stores, Inc. and its predecessor in interest are both referred to above as "Stage Stores" or the "Company".

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including comments regarding the Company's outlook and expectations for the first quarter of the 2003 fiscal year, for the fiscal months of March 2003 and April 2003, and for the full 2003 fiscal year.

--more--

Stage Stores Announces
Fourth Quarter Results; Provides
Outlook for Fiscal 2003 First Quarter

Page - 4

The Company intends forward looking terminology such as "believes", "expects", "may", "will", "should", "anticipates", "plans" or similar expressions to identify forward-looking statements. Such statements are subject to certain risks and uncertainties which could cause the Company's actual results to differ materially from those anticipated by the forward-looking statements. These risks and uncertainties include, but are not limited to, those described in the Company's Annual Report on Form 10-K as filed with the Securities and Exchange Commission (the "SEC") on April 12, 2002, in the Company's Quarterly Report on Form 10-Q as filed with the SEC on May 24, 2002 and other factors as may periodically be described in other Company filings with the SEC.

(Tables to Follow)

Stage Stores, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except earnings per share)
(unaudited)

	Quarter Ended
	February 1, 2003		February 2, 2002
	Amount	% to Sales (1)	Amount	% to Sales (1)

Net sales	$ 256,933	100.0%	$ 268,680	100.0%
Cost of sales and related buying, occupancy and distribution expenses	184,034	71.6%	190,249	70.8%
Gross profit	72,899	28.4%	78,431	29.2%
Selling, general and administrative expenses	46,880	18.2%	53,298	19.8%
Store opening costs	61	0.0%	-	0.0%
Interest	461	0.2%	360	0.1%
Income before income tax	25,497	9.9%	24,773	9.2%
Income tax expense	9,433	3.7%	8,970	3.3%
Net income	$ 16,064	6.3%	$ 15,803	5.9%

Basic & Diluted earnings per common share data:
Basic earnings per common share	$ 0.85		$ 0.79
Basic weighted average common shares outstanding	18,917		19,973

Diluted earnings per common share	$ 0.81		$ 0.77
Diluted weighted average common shares outstanding	19,868		20,581

 (1)   Percentage totals may not foot due to rounding.

Stage Stores, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except earnings per share)
(unaudited)

	Fiscal Year 2002			Fiscal Year 2001
	Reorganized			Reorganized	Predecessor
	Company			Company	Company	Combined Results
	Fifty-Two			Twenty-Two	Thirty	Fifty-Two
	Weeks Ended			Weeks Ended	Weeks Ended	Weeks Ended
	February 1,			February 2,	September 1,	February 2,
	2003			2002	2001	2002 (1)
	Amount	% to Sales	(2)	Amount	Amount	Amount	% to Sales (2)

Net sales	$875,557	100.0%		$ 393,933	$ 461,642	$855,575	100.0%
Cost of sales and related buying, occupancy and distribution expenses	614,101	70.1%		277,141	322,029	599,170	70.0%
Gross profit	261,456	29.9%		116,792	139,613	256,405	30.0%
Selling, general and administrative expenses	172,466	19.7%		81,331	104,103	185,434	21.7%
Store opening costs	869	0.1%		56	-	56	0.0%
Reorganization items and store closure costs	-	0.0%		-	23,141	23,141	2.7%
Fresh-start adjustments	-	0.0%		-	35,249	35,249	4.1%
Interest	1,777	0.2%		581	10,651	11,232	1.3%
Income (loss) before income tax and extraordinary item	86,344	9.9%		34,824	(33,531)	1,293	0.2%
Income tax expense	31,947	3.6%		12,890	15	12,905	1.5%
Income (loss) before extraordinary item	54,397	6.2%		21,934	(33,546)	(11,612)	-1.4%
Extraordinary item - gain on debt discharge	-	0.0%		-	265,978	265,978	31.1%
Net income	$ 54,397	6.2%		$ 21,934	$ 232,432	254,366	29.7%

Basic & Diluted earnings per common share data:
Basic earnings (loss) per common share before extraordinary item	$ 2.78			$ 1.10	$ (1.19)	$ (0.58)
Extraordinary item - gain on debt discharge per common share	-			-	9.47	13.32
Basic earnings per common share	$ 2.78			$ 1.10	$ 8.27	$ 12.74
Basic weighted average common shares outstanding	19,550			19,973	28,096	19,973

Diluted earnings (loss) per common share before extraordinary item	$ 2.60			$ 1.09	$ (1.19)	$ (0.58)
Extraordinary item - gain on debt discharge per common share	-			-	9.47	13.32
Diluted earnings per common share	$ 2.60			$ 1.09	$ 8.27	$ 12.74
Diluted weighted average common shares outstanding	20,959			20,094	28,096	19,973	(3)

 (1)   Results of operations are presented on a combined basis with operations prior to September 1, 2001 reflecting those of the predecessor company. The Company emerged from bankruptcy on August 24, 2001 (the "Effective Date"). For financial reporting purposes, the Effective Date was assumed to be September 1, 2001, the last day of the Company's   seventh fiscal period. The adjustments to reflect the consummation of the Company's Plan of Reorganization (the "Plan"), including the gain on discharge of pre-petition liabilities and the adjustment to record assets and liabilities at their fair value, were recorded on the Effective Date. Accordingly, the Company's post-reorganization financial statements are not comparable to the pre-reorganization financial statements.

 (2)   Percentage totals may not foot due to rounding.

(3)   Weighted average shares outstanding represent the shares of new common stock issued under the Plan for the twenty-two weeks ended February 2, 2002. All common share equivalents were anti-dilutive during the period due to the loss before extraordinary item.

Stage Stores, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except par values)
(unaudited)

	February 1, 2003	February 2, 2002

ASSETS
Cash and cash equivalents	$ 20,886	$ 22,679
Retained interest in receivables sold	127,547	114,769
Accounts receivable, net	11,023	11,524
Merchandise inventories, net	179,922	178,818
Current deferred tax assets	21,280	5,400
Prepaid expenses and other current assets	17,625	12,288
Total current assets	378,283	345,478

Property, equipment and leasehold improvements, net	135,846	109,612
Deferred tax assets	12,016	-
Other assets	6,624	5,629
Total assets	$ 532,769	$ 460,719

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$ 56,286	$ 60,417
Income taxes payable	3,805	156
Accrued expenses and other current liabilities	45,096	46,492
Current portion of long-term debt	210	197
Total current liabilities	105,397	107,262

Long-term debt	672	873
Other long-term liabilities	14,583	12,360
Total liabilities	120,652	120,495

Commitments and contingencies

Common stock, par value $0.01, 50,000 shares
authorized, 20,042 and 19,973 shares issued and outstanding	200	200
Additional paid-in capital	363,067	318,090
Less treasury stock - at cost (1,169 shares in 2002)	(25,461)	-
Retained earnings	76,331	21,934
Accumulated other comprehensive income (loss)	(2,020)	-
Stockholder's equity	412,117	340,224
Total liabilities and stockholder's equity	$ 532,769	$ 460,719

Stage Stores, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Reorganized		Predecessor
	Company		Company
	Fifty-Two	Twenty-Two	Thirty
	Weeks Ended	Weeks Ended	Weeks Ended
	February 1,	February 2,	September 1,
	2003	2002	2001
Cash flows from operating activities:
Net income	$ 54,397	$ 21,934	$ 232,432
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	17,466	5,999	13,165
Deferred tax assets	17,024	12,890	-
Amortization of debt issue costs	1,413	574	2,882
Provision for bad debts	33,693	16,129	12,606
Adjustment to accrete yield on repurchased accounts receivable	-	-	9,000
Write-off of property, equipment and leasehold improvements
and other assets associated with closed stores	-	-	1,931
Fresh-start adjustments	-	-	35,249
Gain on debt discharge	-	-	(265,978)
Changes in operating assets and liabilities:
Increase in accounts receivable and retained interest in receivables sold	(6,970)	(40,743)	(255)
(Increase) decrease in merchandise inventories	(1,104)	3,021	26,988
(Increase) decrease in other assets	(7,645)	661	858
Decrease in accounts payable and other liabilities	(3,155)	(606)	(2,547)
Total adjustments	50,722	(2,075)	(166,101)
Net cash provided by operating activities	105,119	19,859	66,331

Cash flows from investing activities:
Additions to property, equipment and leasehold improvements	(43,972)	(15,287)	(6,318)
Proceeds from retirement of fixtures and equipment	272	-	355
Net cash used in investing activities	(43,700)	(15,287)	(5,963)

Cash flows from financing activities:
Proceeds from (payments on):
Debtor-in-possession credit facility	-	-	(224,288)
Pre-petition working capital facility	-	-	832
Repurchase of common stock	(25,461)	-	-
Long-term debt	(188)	-	(185)
Exercise of stock options	1,537	-	-
Addition to debt issue costs	(100)	-	(4,130)
Sale (repurchase) of accounts receivable to (from) account receivable trust	(39,000)	(10,000)	175,000
Net cash used in financing activities	(63,212)	(10,000)	(52,771)
Net increase (decrease) in cash and cash equivalents	(1,793)	(5,428)	7,597
Cash and cash equivalents:
Beginning of period	22,679	28,107	20,510
End of period	$ 20,886	$ 22,679	$ 28,107
Supplemental disclosures:
Interest paid	$ 918	$ 2,956	$ 11,053
Income taxes paid	$ 11,274	$ -	$ -